Exhibit 10.1

FLORIDA BANK GROUP, INC.

2010 RESTRICTED STOCK PLAN

1. Purposes of Plan. Florida Bank Group, Inc., a Florida corporation (the “Company”), hereby adopts this 2010 Restricted Stock Plan (this “Plan”) to promote the interests of the Company and its shareholders by attracting, retaining and motivating executives, directors and other employees of the Company and its subsidiaries by providing such persons with the opportunity to acquire or increase their proprietary interest in the Company through ownership of Company common stock, thereby further aligning their interests with those of the Company’s shareholders.

2. Definitions. The following terms as used in this Plan shall have the meanings set forth below:

“Award” means a grant of Restricted Stock under this Plan.

“Award Agreement” means the written agreement, contract or other instrument or document that sets forth the terms and conditions of an Award.

“Bank” means Florida Bank, a Florida banking corporation.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(a) the sale or other disposition, in one transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, or reorganization) of all or substantially all of the assets of the Company unless, immediately following such transaction, shareholders of the Company immediately prior to such transaction are (after giving effect to such transaction) the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of the surviving or acquiring entity in such acquisition; or

(b) a transaction or series of related transactions (including by way of merger, consolidation, recapitalization, or reorganization), the result of which is that the shareholders of the Company immediately prior to such transaction are (after giving effect to such transaction) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of the Company; provided, however, that the following acquisitions shall not constitute or result in a Change in Control: (i) any issuance of stock by the Company without any subsequent redemption(s) of stock of the Company with the proceeds from the issuance, (ii) any acquisition by an employee benefit plan, or related trust, sponsored or maintained by the Company or any Subsidiary.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or such other committee as the Board may designate to have responsibility for the administration of this Plan.

“Common Stock” means the common stock, par value $0.01, of the Company.

“Company” means Florida Bank Group, Inc., a Florida corporation.

“Effective Date” means the date this Plan is approved by the shareholders of the Company; provided that such shareholder approval is obtained within twelve (12) months after the date this Plan is adopted by the Board.

“Employee” means any employee of the Company or a Subsidiary.

“Independent Director” means any member of the Board or any member of the board of directors of a Subsidiary (or similar governing body of a Subsidiary that is not a corporation) who is not an Employee.

“Participant” means any Employee or Independent Director who is granted an Award under this Plan, in the person’s capacity as a participant under this Plan.

“Plan” means this 2010 Restricted Stock Plan of the Company, as originally adopted and as subsequently amended or modified in accordance with its terms.

“Restricted Stock” means shares of Common Stock granted to a Participant under this Plan, subject to certain restrictions.

“Subsidiary” means any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries, including, as of the Effective Date, the Bank.

“Termination Event” means (a) with respect to a Participant who is an Employee, the termination of the Participant’s employment with the Company or a Subsidiary for any reason, voluntarily or involuntarily, with or without cause, including by reason of the Participant’s death or disability; and (b) with respect to a Participant who is an Independent Director, the termination of the Participant’s service as a member of the Board or member of the board of directors (or similar governing body) of a Subsidiary for any reason, voluntarily or involuntarily, including by reason of the Participant’s death, disability or failure to be elected. A Termination Event shall not be deemed not to occur if (x) in the case of an Employee, there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Subsidiary, (y) in the case of a Independent Director, the Participant continues to serve on the Board or the board of directors (or similar governing body) of any Subsidiary, or (z) in the discretion of the Committee, the Participant’s service is interrupted for any approved leaves of absence for illness, temporary disability, military or governmental service, or other reasons.

3. Administration.

3.1 Administrator. This Plan will be administered by the Committee. The Committee shall have the power and authority, in its sole and absolute discretion, to: (a) select the Employees and Independent Directors who will be Participants, (b) grant Awards under this Plan, (c) determine the terms and conditions, not inconsistent with this Plan, of each Award, including the number of shares of Restricted Stock granted, the required payment for the Restricted Stock, if any, the conditions under which the Restricted Stock will vest, and any other limitations, restrictions (including restrictions on transfer) or forfeiture conditions applicable to the Restricted Stock, (d) construe, interpret and administer the Plan and the terms of any Award, and correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award; (e) adopt, amend, and rescind forms, rules, procedures, and regulations relating to this Plan; (f) appoint, and delegate powers or authority to, officers and other employees of the Company and other agents, and engage counsel or other professional advisors, as it shall deem necessary or desirable for the administration of the Plan; (g) amend this Plan and any outstanding Award Agreement in accordance with the terms of this Plan and the applicable Award Agreement; and (h) make any other determinations and decisions and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.2 Actions of Committee. All Committee designations, determinations, interpretations and other decisions must be by majority vote and be approved in the manner provided by the Company’s Bylaws and applicable corporate law. All Committee designations, determinations, interpretations and other decisions shall be final, conclusive and binding, including upon the Company, all Subsidiaries, the Participants, and their respective legal representatives, beneficiaries, successors, assigns and shareholders, where applicable. In exercising any discretion granted to the Committee under this Plan or any Award, the Committee is not required to follow past practices and, subject to the express terms of this Plan, is not required to treat all Employees, Independent Directors or Participants uniformly. The terms and conditions of Awards and the Committee’s determinations, interpretations and decisions with respect thereto need not be the same with respect to any Participant or with respect to different Participants, even if the Participants are similarly situated.

3.3 Reservation of Authority by Board of Directors. The Board may reserve to itself any of the power and authority conferred on the Committee under this Plan, and all references in this Plan or any Award Agreement to the Committee shall include the Board whenever it is exercising the power and authority of the Committee.

3.4 No Liability; Indemnification. No member of the Board or the Committee, or any director, officer or employee of the Company, shall be liable, responsible or accountable for damages or otherwise for any determination made or other action taken or any failure to act by such persons in connection with this Plan or the administration thereof, so long as such person is not determined to be guilty by a final adjudication of willful misconduct with respect to such determination, action or failure to act. All members of the Board or the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such determination, action or failure to act.

4. Award Limitations; Shares Subject to Plan.

4.1 Aggregate Limits. Subject to adjustment in accordance with Section 7.1, the maximum number of shares of Common Stock that are authorized to be issued pursuant to Awards granted under this Plan is 750,000 shares; provided that the maximum number of shares of Common Stock that may issued pursuant to Awards granted to Independent Directors is further limited to 75,000 shares.

4.2 Annual Limit. Subject to adjustment in accordance with Section 7.1, in addition to the limitations set forth in Section 4.1, the maximum number of shares of Common Stock that may issued pursuant to Awards granted under this Plan in any one calendar year is 350,000 shares.

4.3 Re-Issuance. If an Award lapses or is cancelled, forfeited or otherwise terminated as a whole or in part for any reason, the shares of Common Stock subject to the Award, to the extent of the lapse, cancellation, forfeiture or termination, will again be available for issuance pursuant to Awards granted under this Plan.

4.4 Stock Issued; No Fractional Shares. Common Stock issued under this Plan may consist, in whole or in part, of authorized but unissued shares of Common Stock or Common Stock held in the Company’s treasury. No fractional shares of Common Stock shall be issued or delivered under this Plan, and the Committee, in its discretion, shall determine whether cash or other property shall be paid in lieu of any fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

5. Eligible Participants. Each Employee and Independent Director is eligible to be granted one or more Awards under this Plan (and thereby become a Participant). Nothing in this Plan gives any Employee or Independent Director a right or entitlement to be granted an Award at any time. A grant of an Award to an Employee or Independent Director at any one time does not give such person a right or entitlement to be granted another Award at any other time or to be granted the same Award as any other Employee or Independent Director.

6. Awards.

6.1 Grant of Restricted Stock. The Committee may, at any time and from time to time, grant Awards of Restricted Stock under this Plan to Employees or Independent Directors designated by the Committee. Each Award under this Plan shall be subject to the terms and conditions of this Plan and such additional terms, conditions, limitations and restrictions as the Committee may provide, consistent with this Plan.

6.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth, subject to the terms of this Plan, (a) the number of shares of Restricted Stock granted to the Participant, (b) the purchase price for the Restricted Stock and other conditions for the grant to be effective, if any, (c) the applicable restrictions on transfer and risk of forfeiture, and the terms and conditions pursuant to which such restrictions will lapse, if any; and (d) other terms, conditions, limitations and restrictions deemed necessary, desirable or appropriate by the Committee. No Participant will have rights with respect to an Award unless and until an Award Agreement has been duly executed on behalf of the Company and signed by the Participant. In the event that any provision of an Award Agreement conflicts with any provision of this Plan, the terms of this Plan shall control.

6.3 Payment for Restricted Stock. Unless otherwise required by applicable law or by the Committee, a Participant receiving an Award shall not be required to pay the Company for such Restricted Stock (except for applicable tax withholding); provided that the Committee may, in its discretion, condition the grant of an Award on the satisfaction of any one or more conditions.

6.4 Rights as Shareholders. Subject to Section 6.5 and the other terms of this Plan, upon the grant of Restricted Stock to a Participant, the Participant shall have all of the rights of a shareholder with respect to such Restricted Stock, including the right to vote and to receive all dividends and other distributions paid with respect to such shares.

6.5 Restrictions on Restricted Stock. The Restricted Stock granted under this Plan shall be subject to restrictions on transfer, risk of forfeiture and other restrictions and limitations as the Committee may impose in its discretion, including restrictions on the right to vote the Restricted Stock, restrictions on the right to receive dividends on the Restricted Stock, and a right or option for the Company to repurchase Common Stock granted under an Award (on a Termination Event or otherwise). In its discretion, the Committee may provide that some or all of such restrictions shall lapse upon (a) the Participant’s continued employment with or service as a director for the Company or a Subsidiary for a specified period of time, (b) the occurrence of any one or more other events or the satisfaction of any one or more other conditions, as specified by the Committee, including a Change in Control, or (c) a combination of any of the foregoing. In its discretion, the Committee shall have the authority to accelerate the vesting of Restricted Stock at any time, in whole or in part, or otherwise waive or modify any such restrictions.

6.6 Restrictive Covenants. Pursuant to its general authority to determine the terms, conditions, limitations and restrictions applicable to any Award, the Committee shall have the right to impose, in the terms of an Award Agreement or separate written instrument required to be entered into by a Participant as a condition to receiving an Award, noncompetition, nonsolicitation, confidentiality or other restrictive covenants on the Participant for a period of time determined by the Committee, and provide for the forfeiture of any Restricted Stock upon breach of any such covenants by the Participant.

6.7 Forfeiture of Non-Vested Restricted Stock. Except as otherwise provided in a Participant’s Award Agreement, on the occurrence of a Termination Event with respect to the Participant, all of the Participant’s shares of Restricted Stock which remain unvested at the time of the Termination Event shall be immediately forfeited without consideration and without the need for notice from or any further action by the Company. The forfeited shares of Restricted Stock shall no longer be outstanding, and the Participant shall lose all rights with respect to such forfeited shares.

6.8 Certificates. If certificates representing Restricted Stock are issued in the name of a Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, limitations and restrictions applicable to the Restricted Stock under this Plan and such other legends and statements as the Committee deems necessary or advisable to assure compliance with all applicable laws, rules, and regulations. The Committee may require that the Company retain custody of any stock certificates evidencing shares of Restricted Stock and that any Participant deliver a stock power to the Company, executed in blank, with respect to the Restricted Stock.

6.9 Legal Compliance. The Company shall have no obligation to issue or deliver any shares of Common Stock or make any other distribution of benefits under this Plan unless such issuance, delivery or distribution complies with all applicable laws, rules and regulations, including federal and state securities laws, the rules of any stock exchange on which the Common Stock is listed and only other regulatory or governmental authority to which the Company or its stock is subject. The inability of the Company to obtain authority from any regulatory or governmental authority to which the Company or its stock is subject, which authority is determined by the Company to be necessary for the lawful issuance of shares of Common Stock under this Plan, shall relieve the Company from any liability in respect of the failure to issue or deliver any shares of Common Stock under this Plan. The Committee may require a Participant, as a condition to receiving an Award, to provide to the Company any agreements, representations and warranties that the Committee deems necessary or desirable to comply with all applicable laws, including a representation that the shares of Common Stock issued to the Participant are acquired for investment purposes without a view to distribute or resale the stock. Any heir, guardian, or personal representative of a Participant claiming legal rights in Restricted Stock may be required by the Committee to provide reasonable evidence of the person’s legal ownership of the Restricted Stock and any consents and releases of governmental authorities as it determines are necessary or advisable.

6.10 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to a Participant of any amount required by federal, state or local tax law to be withheld with respect to any Award. The Committee may, in its discretion and in satisfaction of the foregoing requirement, allow a Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award having a fair market value, as determined by the Committee, equal to the amount required to be withheld. The Company may defer delivery of any Common Stock granted under this Plan until it has been paid or indemnified to its satisfaction for such taxes.

7. Adjustments for Corporate Transactions.

7.1 Permitted Adjustments. In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, merger, consolidation, distribution to shareholders other than a cash dividend or other change in the Company’s corporate or capital structure occurs that affects the Common Stock, the Committee, in a manner it deems equitable in order to prevent the enlargement or dilution of the benefits or potential benefits intended to be granted under this Plan, shall make appropriate adjustments to the outstanding Awards and the number of shares available for issuance under this Plan (and the other limitations in Sections 4.1 and 4.2). Such adjustments, if any, shall be made by the Committee, and its determination in that respect shall be final, binding and conclusive, and no Participant shall have any right to an adjustment because of any such transaction. Action by the Committee may include (a) adjustment to the number and kind of shares that may be delivered under this Plan and (b) adjustment to the number and kind of shares that are subject to outstanding Awards. Except as otherwise expressly provided in this Plan or in an Award Agreement, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, any Award.

7.2 Restrictions. Any shares, other securities or other property that a Participant receives with respect to Restricted Stock through a dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares, or otherwise will be subject to the same restrictions applicable to the shares of Restricted Stock with respect to which such shares, other securities or other property was distributed, as set forth in this Plan and the applicable Award Agreement.

8. Term; Amendment; Termination.

8.1 Term. This Plan shall be effective on the Effective Date. No Award shall be granted prior to the Effective Date or after the tenth (10th) anniversary of the Effective Date. This Plan shall remain in effect for so long as any Award is outstanding.

8.2 Amendment and Termination. The Committee may, in its discretion, amend, modify, suspend, discontinue or terminate this Plan or discontinue granting Awards under the Plan, and may amend or terminate any Award Agreement, in each case without the consent of the Participants or the approval of the Company’s shareholders, unless the approval of the Company’s shareholders is required to comply with applicable law; provided, however, that no such action may be taken that materially and adversely affects the rights of a Participant under an outstanding Award without the consent of such Participant.

8.3 Amendment to Comply with Law. Notwithstanding Section 8.2 or anything to the contrary in an Award Agreement, the Committee may amend this Plan or an Award Agreement, retroactively or prospectively, as it deems necessary or desirable to conform this Plan and the Award Agreements to the requirements of any applicable law, rule or regulation without the consent of the Participants, even if the amendment reduces, restricts or eliminates rights granted under this Plan or an Award granted prior to the amendment.

9. Miscellaneous.

9.1 Governing Law. This Plan and the rights of any person under this Plan shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to conflict of laws principles.

9.2 No Right to Continued Service; Other Plans. Neither this Plan nor the grant of an Award shall give any Participant (a) any right to remain as an employee or director of the Company or a Subsidiary, or in any other capacity, (b) any right to limit the Company’s or a Subsidiary’s ability to terminate the Participant’s employment or service as a director at any time, (c) any right to participate in any other stock compensation plan or employee benefit plan of the Company or a Subsidiary, or (d) any right to receive the same employee benefits as any other employee of the Company or a Subsidiary.

9.3 Non-Exclusivity. The adoption of this Plan shall not preclude the Company or any Subsidiary from maintaining or adopting any additional stock option, incentive or other compensation plans for its Employees or Independent Directors.

9.4 Successors and Assigns. This Plan shall be binding on all successors and assigns of the Company and the Participants, including the estate of a Participant and the executor, liquidator, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or representative of a Participant’s creditors.

9.5 Severability. If any provision of this Plan is or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person, or would disqualify this Plan under any law, it shall be deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be deleted and the remainder of the Plan shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

9.6 Interpretation. Captions contained in the Plan are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of the Plan or any provision of the Plan. Unless otherwise expressly provided to the contrary, references in this Plan to sections, paragraphs, exhibits and the like constitute references to the sections, paragraphs, exhibits and the like of the Plan. As used in this Plan, (a) the word “or” is not exclusive, (b) the words “consent” and “approval” are synonymous, (c) the word “including” is always without limitation, and (d) words in the singular number include words in the plural number and vice versa.

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Adopted by the Board of Directors on March , 2010	Adopted by the Shareholders on , 2010

FLORIDA BANK GROUP, INC., a Florida corporation

By:
Name:
Title: